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                                                                   EXHIBIT 10.22




                                  INTERNATIONAL
                             DISTRIBUTION AGREEMENT



                                     between



                           NEW IMAGE INDUSTRIES, INC.



                                       and



                            TAKARA BELMONT CO.  LTD.



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                             DISTRIBUTION AGREEMENT

                                TABLE OF CONTENTS

SECTION                                                                 Page
-------                                                                 ----

1         Products                                                        2

2         Appointment and Territory                                       3

3         Term and Termination                                            4

4         Pricing                                                         6

5A        Obligations of NEW IMAGE                                        6

5B        Obligations of TAKARA BELMONT                                   7

6         Minimum Purchase Requirements                                   8

7         Sales Policy                                                    9

8         Patents, Trade Names, Trademarks                                9

9         Assignment                                                     11

10        Independent Contractor                                         11

11        Entire Agreement                                               11

12        Headings                                                       11

13        Confidentiality                                                12

14        Severability                                                   12

15        Governing Law                                                  12

16        Notices                                                        13

17        Compliance with Law                                            13

18        Survival                                                       13

19        Waiver                                                         13

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20        Force Majeure                                                  13

21        Arbitration                                                    14

          Signature                                                      14

Schedule A       Current Products

Schedule B       New Products

Schedule C       Minimum Purchase Requirements

Schedule D       Trade Names and Trademarks


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                           NEW IMAGE INDUSTRIES, INC.
                      INTERNATIONAL DISTRIBUTION AGREEMENT

THIS AGREEMENT made and entered into the first day of January, 1996.

BETWEEN:


NEW IMAGE INDUSTRIES INC., a California Corporation, having its principal place of business at 2283 Cosmos Court, Carlsbad, California 92009, United States of America


     hereinafter called "NEW IMAGE"



                                                              OF THE FIRST PART,



                                     - and -



TAKARA BELMONT CO.  LTD.
P.O. BOX OSAKA MINANU 27
1-1,2-CHOME, HIGASAI-SHINSAIBASHI
CHUO-KU, OSAKA, JAPAN



hereinafter called "TAKARA BELMONT"



                                                             OF THE SECOND PART.



WHEREAS:



     (1) NEW IMAGE manufactures, sells and distributes the NEW IMAGE, intraoral camera system and related accessories and has established a reputation for quality and goodwill incident to its trade name, trademarks and Products (as defined herein);

     (2) TAKARA BELMONT desires to market and distribute such Products on an exclusive basis in the Territory (as defined herein); and

     (3) The parties intend that their relationship be that of independent contractors;



     NOW THEREFORE THIS AGREEMENT WITNESSETH and in consideration of the mutual covenants and agreements herein contained, the parties hereto do covenant and agree as follows:



1.   PRODUCTS

   (i) DEFINITION. As used herein the word "PRODUCTS" shall mean those set out in Schedule A hereto and such accessories thereto as are from time to time during the term of this Agreement offered for sale in the Territory by NEW IMAGE, "NEW PRODUCT (plural, "New Products") shall mean a product which may hereafter be manufactured, developed, or distributed by NEW IMAGE that is related to those defined, but not included, in Schedule A. If TAKARA BELMONT elects to market and distribute a New Product in accordance with Section I(ii), items included in the term "Products" shall thereafter include such New Product.

  (ii) NEW PRODUCTS. Upon the international introduction of a New Product NEW IMAGE shall give TAKARA BELMONT written notice thereof including full technical specifications and export pricing. Within sixty (60) days after TAKARA BELMONT receives written notice of a New Product, it shall give written notice to NEW IMAGE specifying whether TAKARA BELMONT elects to market and distribute such New Product in the Territory. If TAKARA BELMONT elects to market and distribute such New Product in the Territory, TAKARA BELMONT'S written notice to NEW IMAGE shall be in the form of Schedule B. If TAKARA BELMONT notifies NEW IMAGE that it elects not to market and distribute such New Product, or fails to make an election to do so in the form of Exhibit B within such sixty (60) day period, NEW IMAGE may appoint a third party to market and distribute such New Product in the Territory. The procedure set out in this paragraph shall be applicable to each New Product during the "TERM" and any "RENEWAL Term," both as defined in Section 3.

 (iii) PRODUCT SPECIFICATIONS. TAKARA BELMONT shall provide NEW IMAGE written notification of requirements and specifications for products to be imported into and transported within the Territory. NEW IMAGE will incur the cost of modifying or changing Products in order to comply with all product requirements and specifications provided that all Product changes will be done at NEW IMAGE'S discretion.

  (iv) IMPORT APPROVALS. TAKARA BELMONT shall incur, directly or through its affiliate Belmont Corporation, all costs of obtaining import, or other regulatory licenses required for the Products to be imported into, transported within, and sold and used within the Territory.

2.   APPOINTMENT AND TERRITORY

   (i) GRANT OF RIGHTS. NEW IMAGE grants to TAKARA BELMONT the limited right to use the "TRADEMARKS," as defined in Section 8 on the terms set forth in that Section and exclusive authority (subject to laws in the Territory) to market and distribute the Products to customers in JAPAN (the "TERRITORY") NEW IMAGE will notify TAKARA BELMONT of all inquires originating within the Territory that relate to Products (i) or to New Products which TAKARA BELMONT does not represent.

  (ii)     TERRITORIAL RESTRICTIONS. The grant of exclusive authority under
Section 2(i) above is limited to sales and marketing of Products in the Territory for use in the Territory. TAKARA BELMONT accepts this grant of exclusive authority and agrees not to market, distribute, or use the Products directly or indirectly in any capacity outside the Territory. TAKARA BELMONT agrees not to distribute the Products to any person other than customers for use in the Territory. Subject to the laws in the Territory, TAKARA BELMONT shall not permit any other person to market or distribute the Products in any place other than the Territory or to persons other than customers. Except as provided herein, during the Term of this Agreement and any Renewal Term, NEW IMAGE shall not make sales of, or grant to others the right to sell the Products, within the Territory. NEW IMAGE further agrees not to sell any Products to any person, firm or company which NEW IMAGE knows or has reason to believe intends to resell or export, is reselling or exporting and or has resold or exported, the Products into the Territory. If due to oversight, inadvertence or lack of knowledge, any purchaser or licensee manufactures or exports Products for sale into the Territory, then NEW IMAGE will use its best efforts to take whatever steps are necessary to have such parties cease such offending activities.

 (iii) EXCLUSIVITY OF DISTRIBUTION. During the term of this Agreement, TAKARA BELMONT shall not, directly or indirectly, in any capacity acquire, market, promote, use, sell, or otherwise deal with or distribute any products that compete with the Products without prior written consent of NEW Image TAKARA BELMONT learns that any person or entity is infringing on TAKARA BELMONT'S exclusive right to market and distribute the Products in the Territory, TAKARA BELMONT agrees to notify NEW IMAGE immediately and cooperate fully with NEW IMAGE in halting such infringement. New Image acknowledges that Takara Belmont agreed, prior to the effective date of this Agreement, to purchase from Moritex 50 units of a product competing with the Products. New Image consents to such purchase and to the resale of such items.


3.   TERM AND TERMINATION

   (i) TERM. This Agreement shall remain in effect until December 31, 1998 (the "TERM"), subject to the renewal provisions of Section 3(ii) and the earlier termination provisions of Section 3(iii) through 3(iv).

  (ii) AUTOMATIC ANNUAL RENEWAL. If this Agreement is still in full force and effect at the end of the Term, it shall be automatically renewed at that time and each year thereafter for an additional one year period (the "RENEWAL TERM"), unless terminated by either TAKARA BELMONT or NEW IMAGE upon written notice submitted at least ninety (90) days prior to the end of the Term or Renewal Term, or unless otherwise terminated pursuant to Section 3(iii) through 3(v). Except as otherwise specifically provided, the Renewal Term shall be on the same terms and conditions as the Term. When this Agreement has been renewed, thereafter "Term" shall include the period of the "Renewal Term."

 (iii) IMMEDIATE TERMINATION. In addition to all other rights or remedies, either NEW IMAGE or TAKARA BELMONT may terminate this Agreement upon 10 days prior written notice if:

           (a) the other party (1) makes an assignment for the benefit of creditors; (2) files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent; or (3) files any petition or answer seeking reorganization, liquidation or similar relief or files an answer admitting the material allegations of a petition against it for any such relief,

           (b) within 90 days after the commencement of any proceeding against the other party seeking reorganization, liquidation or similar relief, the proceeding has not been dismissed;

           (c) any court, tribunal, or government agency modifies any term of this Agreement to the substantial detriment of the party seeking termination;

           (d)     the other party dissolves or ceases to do business; or

           (e) the other party appoints a receiver or trustee for all or a part of its assets, business, or property.

  (iv) ADDITIONAL RIGHTS TO TERMINATE. In addition to all of its other rights or remedies, NEW IMAGE may terminate this Agreement if:

           (a) TAKARA BELMONT transfers or attempts to transfer without NEW IMAGE'S prior written consent the rights granted under this Agreement;

           (b) TAKARA BELMONT fails to purchase the Minimum Purchase Requirements of Products set forth in Schedule C for any calendar year;

           (c) the parties fail to agree upon the Minimum Purchase Requirement for Period 3, 60 or more days prior to the beginning of such period.

           (d) TAKARA BELMONT fails to maintain all necessary licenses and government approvals required to import into, transport within, and market, sell, and use the Products in the Territory;

           (e) TAKARA BELMONT fails to obtain the governmental approvals necessary to import, transport, market, sell and use the Products in the Territory within 6 months after the date of this Agreement.

TAKARA BELMONT and NEW IMAGE each agrees to advise the other immediately in writing of the occurrence of any event specified in Section 3(iii) or 3(iv).

   (v) TERMINATION FOR BREACH OF AGREEMENT. In the event that either party breaches any material term of this Agreement and such breach continues for more than ten (10) days after written notice thereof from the non-breaching party, such non-breaching party shall have the right to terminate this Agreement by written notice to the breaching party, such termination to be effective not less than thirty (30) days after the receipt of such notice.

  (vi) INVENTOR AT TERMINATION. If as of the effective date of the expiration or termination of this Agreement TAKARA BELMONT has, on hand, any Products delivered to it by NEW IMAGE within six (6) months of the effective date of such expiration or termination, then NEW IMAGE shall have the right but not the obligation to repurchase from TAKARA BELMONT such Products at the landed cost paid by TAKARA BELMONT. Any Products so purchased shall be in the same condition as when they were received and shall not have been used.

 (vii) PARTS AND COMPONENTS FOLLOWING TERMINATION. New Image agrees to supply Takara Belmont parts and components, priced on the same basis as during the Term of this Agreement, for Products for a period of 12 full calendar months following the termination of this Agreement.

4.   PRICING

   (i) INTERNATIONAL PRICE LIST. TAKARA BELMONT shall order and purchase the Products from NEW IMAGE and NEW IMAGE shall sell the Products to TAKARA BELMONT at the price set forth in the then current price list for export to the Territory, the current version of which is attached as part of Schedule A. NEW IMAGE may from time to time during the Term or any Renewal Term of this Agreement change any or all of the prices set forth in the then current price list upon ninety (90) days written notice to TAKARA BELMONT.

  (ii) PRICING TERMS. The prices for Products are quoted FOB Carlsbad, California U.S.A. All orders are to be in writing and shall be subject to prompt written acceptance by NEW IMAGE. TAKARA BELMONT shall designate a carrier to whom

NEW IMAGE may deliver the Products FOB, Carlsbad, California and a receiving address to which NEW IMAGE may ship the Products Risk of loss of the Products shall shift to TAKARA BELMONT upon delivery by NEW IMAGE to the carrier. TAKARA BELMONT shall be responsible for all import formalities including, without limitation, clearing customs and paying import duties, if any. Title to all the Products remain with NEW IMAGE until receipt by NEW IMAGE of full purchase price.

 (iii) PAYMENT TERMS. Payment for orders for the Products placed by TAKARA BELMONT shall be made to NEW IMAGE in U.S. dollars at or prior to shipment, by letter of credit or wire transfer.

5A.  OBLIGATIONS OF NEW IMAGE

   (i)     PROMOTIONAL MATERIALS.  NEW IMAGE shall provide to TAKARA BELMONT
(a) information considered by NEW IMAGE appropriate to assist TAKARA BELMONT in its preparation of sales promotional materials, (b) sales promotional material and material to facilitate TAKARA BELMONT'S advertising of the Products, and (c) written warranty and warranty claim materials.

  (ii) PRODUCT WARRANTY. NEW IMAGE warrants to TAKARA BELMONT that the Products sold to TAKARA BELMONT (i) are fit for the purpose of use as an intraoral camera system by trained personnel and (ii) shall be free from defects in materials and workmanship for a period of one (1) year from the date the Products are received by the actual end user thereof, provided however, that this warranty shall in no event extend beyond the close of the eighteenth (18th) full calendar month following the date of shipment by NEW IMAGE. EXCEPT AS JUST PROVIDED, NEW IMAGE GIVES NO WARRANTY AS TO MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE PRODUCTS. TAKARA BELMONT shall not make any other warranty, guarantee, or representation with respect to the Products or their use except at its own risk and expense. If TAKARA BELMONT or its customers are made parties to any claim or action involving the Products, including claims relating to the manufacture or use of the Products, TAKARA BELMONT shall immediately notify NEW IMAGE in writing. This paragraph (ii) sets forth the sole and entire warranty obligation of NEW IMAGE with respect to Products.

 (iii) SHIPMENT OF ORDERS. NEW IMAGE will manufacture and ship all orders placed by TAKARA BELMONT in a prompt and timely manner according to NEW IMAGE'S production capability, with NEW IMAGE to provide prompt notification of any delays and rescheduled shipping duties.

5B.  OBLIGATIONS OF TAKARA BELMONT

   (i) SCOPE OF RESPONSIBILITY. TAKARA BELMONT shall, at its sole cost and expense, use its continuing best efforts to sell the Products and provide technical assistance, as defined below, within the Territory. TAKARA BELMONT shall keep NEW IMAGE informed of market information and TAKARA BELMONT'S sales and marketing activities. TAKARA BELMONT shall not take any action which would impair or diminish the reputation of NEW IMAGE or its Products.

  (ii) SALES, SERVICE AND TECHNICAL ASSISTANCE. During the Term and any Renewal Term of this Agreement, TAKARA BELMONT shall, at its own cost and expense, provide qualified sales and technical personnel to market and sell the Products and provide technical assistance to the customers in the Territory. The parties are negotiating as to the handling of warranty claims, service, and repair of Products. The results of these negotiations will be the subject of a separate agreement.

 (iii) MARKETING. TAKARA BELMONT shall, at its own cost and expense, use its best efforts to market the Products in the Territory during the Term and any Renewal Term of this Agreement. TAKARA BELMONT shall advertise the Products, participate in such trade shows and exhibits, demonstrate the Products to potential customers, and distribute literature and other printed materials made available to TAKARA BELMONT by NEW IMAGE In all advertising and in holding itself out to others, TAKARA BELMONT shall use only the language contained in NEW IMAGE'S authorized advertising material, provided that reasonable non-substantive adjustments may be made for the JAPANESE market. NEW IMAGE shall not be responsible for any claims arising out of any advertising not approved in writing by NEW Image. At TAKARA BELMONT'S request and expense, NEW IMAGE will provide to TAKARA BELMONT literature and marketing materials TAKARA BELMONT shall promptly forward to NEW IMAGE all leads, inquiries and prospects for sale outside the Territory of Products and New Products.

  (iv) INVENTORY. TAKARA BELMONT shall carry an adequate inventory of the Products to meet customers' orders for the Products. TAKARA BELMONT shall distribute the Products on a first-in, first-out basis.

   (v) INTEGRITY OF THE PRODUCTS. TAKARA BELMONT agrees that it will not (and will not permit any other person under its control to) change or modify the Products in any manner. TAKARA BELMONT agrees that it will not repackage or re-label any packages of the Products after they have been packaged and labeled by NEW IMAGE except with the prior written consent of NEW IMAGE. TAKARA BELMONT acknowledges that the integrity of the Products must be maintained to retain the safety and efficacy of the Products and regulatory approvals.

  (vi) CUSTOMER COMPLAINTS. TAKARA BELMONT agrees to promptly notify NEW IMAGE of any written or oral complaints relative to the identity, quality, durability, reliability, safety, effectiveness, or performance of the Products it distributes ("complaints")TAKARA BELMONT further agrees to fully cooperate with NEW IMAGE to the extent reasonably necessary to investigate said complaints and/or submit medical device reports to the U.S. Food and Drug Administration.

6.   MINIMUM PURCHASE REQUIREMENTS

     NEW IMAGE agrees to sell Products to TAKARA BELMONT and TAKARA BELMONT agrees to purchase at least the target quantities of the Products within the time periods set forth in Schedule C (the Minimum Purchase Requirements). For purposes of this Section 6, Products will be deemed to be purchased by TAKARA BELMONT when TAKARA BELMONT orders the Products from NEW IMAGE for shipment in the ordinary course.

7.   SALES POLICY

     TAKARA BELMONT shall be solely responsible for determining sales and marketing strategies and selling prices for the Products within the Territory during the Term and any Renewal Term. TAKARA BELMONT agrees, however, to consult with NEW IMAGE from time to time in connection with such strategies and to report regularly to NEW IMAGE on market conditions affecting the sale of the Products within the Territory.

8.   PATENTS, TRADE NAMES, TRADEMARKS

   (i) TRADEMARKS. "Trademarks" means (a) the marks set forth in Schedule D (b) all designs related to those marks, and (c) all other marks that NEW IMAGE adds from time to time and authorizes TAKARA BELMONT to use by written notice. The Trademarks are protected by trademark registration and applications both in the United States Patent and Trademark Office and other foreign countries.

  (ii) TRADE NAMES. "Trade Names" means (a) the names set forth in Schedule D and(b) all other names that New Image adds from time to time and authorizes TAKARA BELMONT to use by written notice.

 (iii) INTELLECTUAL PROPERTY. Subject to the provisions of this Agreement, NEW IMAGE grants to TAKARA BELMONT the nonexclusive, nontransferable limited right to use the Trademarks and Trade Names in connection with the marketing and distribution of the Products to customers in the Territory during the Term of this Agreement. This limited right may not be sublicensed by TAKARA BELMONT. TAKARA BELMONT shall use the Trademarks and Trade Names solely for the benefit of NEW IMAGE and the sale and distribution of the Products. Except for the limited right granted above, this Agreement does not give TAKARA BELMONT any additional rights or interests in the Trademarks or Trade Names. TAKARA BELMONT agrees that the nature and quality of all services rendered and goods sold by TAKARA BELMONT in connection with the Trademarks shall conform to standards set by and be under the control of NEW IMAGE. TAKARA BELMONT and NEW IMAGE agree that the limited right and permission granted to TAKARA BELMONT in this Agreement extends only to the marketing and distribution of the Products in the Territory during the Term of this Agreement. Nothing in this Agreement shall limit the right of NEW IMAGE or any of NEW IMAGE'S other licensees to use the Trademarks and Trade Names in connection with the Products and New Products outside the Territory or other products inside or outside the Territory.

  (iv) MAINTENANCE OF TRADEMARK. TAKARA BELMONT acknowledges the ownership of the Trademarks of NEW IMAGE and covenants not to prejudice or impair the Trademarks or the interest of NEW IMAGE in the Trademarks. TAKARA BELMONT agrees that it will not attack the title of NEW IMAGE to the Trademarks nor the validity of the license If TAKARA BELMONT knows that any person or entity is infringing on any Trademark, TAKARA BELMONT agrees to notify NEW IMAGE immediately and cooperate fully with NEW IMAGE, and NEW IMAGE shall have the right (and the obligation) to defend and protect the Trademark against the infringer at NEW IMAGE'S expense.

  (iv) USE OF TRADEMARKS. TAKARA BELMONT agrees to use the Trademarks only in the form and manner and with appropriate legend prescribed by NEW IMAGE. Before any label, container or other item bearing a NEW IMAGE Trademark is placed in use by TAKARA BELMONT, a sample or facsimile must be submitted by TAKARA BELMONT to NEW IMAGE for written approval and such approval shall not be unreasonably withheld or delayed. TAKARA BELMONT agrees to use the Trademarks as a prominent item in all of its advertising and promotional material for the Products. TAKARA BELMONT shall not use any other trademarks for the Products nor shall it use the Trademarks to promote any product other than the Products. TAKARA BELMONT shall not alter the Trademarks, trade dress or product packaging supplied by NEW IMAGE. TAKARA BELMONT shall not have the right to use any of the Trademarks as part of TAKARA BELMONT'S name or trade name. TAKARA BELMONT represents that it has not filed any application to register any of the Trademarks or similar marks and that it will not file any such application without NEW IMAGE'S prior written consent. If TAKARA BELMONT files an application to register any of the Trademarks or any similar mark, either with or without NEW IMAGE'S consent, TAKARA BELMONT hereby agrees to perform all reasonable acts, including executing and delivering all right, title and interest in the application and the registration to NEW IMAGE TAKARA BELMONT shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by this license.

   (v) PATENTS. TAKARA BELMONT acknowledges that certain Products subject to this Agreement are extremely proprietary to NEW IMAGE, and NEW IMAGE expressly retains all right, title, or interest in the Products, patents, patent applications, copyrights, or trade secrets related to the Products. NEW IMAGE shall retain all right, title and interest, including any improvements, in
(i) the Products, (ii) inventions and (iii) continuation patent applications whether in the United States or in foreign countries. This includes any improvements to the technology, modifications in the structure or design of the Products or component parts of the Products. This Agreement shall not be construed as a patent license.

9.   ASSIGNMENT

     The rights and obligations of TAKARA BELMONT under this Agreement may not be assigned in whole or in part by operation of law or otherwise without the prior written consent of NEW IMAGE, and any attempted assignment of any rights, duties or obligations hereunder without such consent shall be void For purposes of this Agreement, any change in ownership of the capitalization or voting control of TAKARA BELMONT which results in the persons or entities which have a majority of such interests at the time this Agreement is signed being reduced to less than 50% of either of such items will constitute an assignment prohibited by the preceding sentence unless NEW IMAGE gives its prior written consent to such changes. The rights, duties and obligations of NEW IMAGE under this Agreement may be assigned, in whole or in part, to any Company controlling, controlled by, or under common control with NEW IMAGE.

10.  INDEPENDENT CONTRACTOR

     The relationship of TAKARA BELMONT to NEW IMAGE is that of independent contractor and neither party is in any way the legal representative or agent of the other for any purpose whatsoever. Neither party has any right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the other.

11.  ENTIRE AGREEMENT

     This Agreement and its schedules constitute the entire and only agreement between the parties hereto relating to this subject matter. This Agreement supersedes all previous agreements, commitments and presentations in respect thereto and may not be changed or modified in any manner except by an instrument of subsequent date signed by both parties.

12.  HEADINGS

     The headings of this Agreement are inserted only as a matter of convenience and for reference and in no way define the scope or content of this Agreement or the construction of any provision hereof or of any instrument or document referred to herein.

13.  CONFIDENTIALITY

   (i) TAKARA BELMONT acknowledges that as a result of being appointed exclusive distributor for the Territory, it will become informed of, and have access to, valuable and confidential information of NEW IMAGE, including inventions, trade secrets, technical information, know-how, plans, specifications, and identity of distributors, customers and suppliers which will be identified to TAKARA BELMONT on the face thereof as "Confidential" (collectively, the "Confidential Information"), and the Confidential Information, is the exclusive property of NEW IMAGE to be held by TAKARA BELMONT in trust and solely for the benefit of NEW IMAGE. Accordingly,

TAKARA BELMONT shall handle NEW IMAGE Confidential Information with the same precautions in all respects as it uses to protect its own confidential information and shall not at any time during or subsequent to the Term use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of NEW IMAGE, except to responsible officers and employees of TAKARA BELMONT who have a need for this information for purposes which are in the best interest of NEW IMAGE. This provision does not prohibit TAKARA BELMONT from disclosing information which legally is, or becomes, of general public knowledge from authorized sources other than TAKARA BELMONT or to its accountants and legal counsel or as required by law.

  (ii) Upon the termination of this agreement, TAKARA BELMONT shall promptly deliver to NEW IMAGE all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including those of a secret or confidential nature, relating to NEW IMAGE'S business which are in TAKARA BELMONT possession or control and are identified on the face thereof or which have otherwise been identified in writing, as "Confidential".

14.  SEVERABILITY

     Whenever possible, each provision of this Agreement and all related documents shall be interpreted in such a manner as to be valid under applicable law, but if any such provision is invalid or prohibited under said applicable law, such provision shall be in effect up to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, U.S.A., without regard to the conflicts of law rules thereof, and any court of competent jurisdiction in the State of California, U.S.A. shall have jurisdiction over this Agreement. The place of performance by NEW IMAGE is the County of San Diego, State of California, U.S.A.

16.  NOTICES

     All notices or other communications required or given in connection with this Agreement shall be deemed to have been properly made when telecopied or deposited in the mail, postage pre-paid addressed as follows:

     NEW IMAGE INDUSTRIES, INC.                           ATTN:  PRESIDENT
     2283 Cosmos Court                                    Tel:   619-930-9900
     Carlsbad, California 92009                           Fax:   619-930-9999

     TAKARA BELMONT CO. LTD.                              ATTN:
     P.O. Box OSAKA MINAMI 27                             Tel:   81-6-213-5945

     1-1,2-CHOME, HIGASHI-SHINSAIBASHI                    Fax:   81-6-212-3680
     CHUO-KU, OSAKA, JAPAN 542

17.  COMPLIANCE WITH LAW

     New Image will cooperate with Takara Belmont in seeking to have all Products comply in all material respects with all applicable laws in the Territory.

18. SURVIVAL

     The provisions of Sections 3(vi), 5A(ii), 8 and 17 of this Agreement and financial obligations of the parties which are due at the time this Agreement terminates shall survive the termination hereof.

19.  WAIVER

     No delay by either party in exercising any right, remedy, power, or privilege granted under this Agreement or otherwise, and no failure on the part of either party to insist upon strict compliance by any other party with its obligations under this Agreement, shall operate as a waiver of those rights.

20.  FORCE MAJEURE

     Except for obligations relating to the payment of money, neither party will be liable for failure to perform its obligations under this Agreement when the failure is due to causes beyond the control of that party.

21.  ARBITRATION

     Any dispute or controversy arising under this Agreement shall be determined and settled by arbitration in San Diego, California under the Commercial Arbitration Rules of the American Arbitration Association. The parties further agree that:

   (i) ATTORNEYS FEES. The arbitrator shall include attorney fees and costs in the award to the prevailing party.

  (ii) FINDINGS AND CONCLUSIONS. The award shall include findings of fact and conclusions of law showing the legal and factual basis for the arbitrator's decision.

 (iii) ERRORS OF LAW. The award shall be subject to appeal to any court of competent jurisdiction solely with respect of errors of law (but not with respect to errors of fact). For an appeal to be given effect, the party seeking to appeal must give notice of intent to appeal to the arbitrator and the other party to the arbitration within ten days following the date the notice of the award is received by such party and the appeal itself must be filed with the proper court within 30 days of the date of such receipt.

  (iv) ENFORCEMENT. Subject to any appeal permitted under subparagraph (iii), the award may be entered by any court of competent jurisdiction.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                                            NEW IMAGE INDUSTRIES, INC.



                                            By:  /s/ Dewey F. Edmunds
                                                 -----------------------------
                                                 Dewey F. Edmunds
                                                 President and
                                                 Chief Executive Officer

                                                        Date:  2/23/96
                                                               ---------------


                                            TAKARA BELMONT CO. LTD.



                                            By:  /s/ Kunifusa Yoshikawa
                                                 -----------------------------
                                                 Kunifusa Yoshikawa
                                                 Managing Director

                                                        Date:  Feb 23 '96
                                                               ----------------